EXHIBIT 10.9

PROMISSORY NOTE

$ 375,000	New York, New York April 2, 2001

     FOR VALUE RECEIVED, the undersigned, Jeffrey J. Kaplan (the “Borrower”) hereby unconditionally promises to pay to the order of Viewpoint Corporation, a Delaware corporation, (the “Company”), the principal sum of three hundred seventy-five thousand dollars ($375,000), together with interest on the unpaid principal amount of this Note from time to time outstanding for the period from and including the date hereof to but excluding the date that the principal of this Note shall be paid in full at a rate per annum specified below, all on the following terms and conditions:

     Unless otherwise forgiven in connection with a Forgiveness Event (as defined below), the principal amount of this Note and all accrued and unpaid interest from the date hereof shall be due on April 2, 2005; provided, however, that the principal amount of this Note shall be due and payable on written demand by the Company at any time after the thirtieth (30th) day following the occurrence of one or more of the following events if such event(s) occurs not less than 30 days before April 2, 2005 (the “Maturity Date”):

(i)	the Borrower shall cease to be an employee of the Company for any reason other than the Company’s non-renewal of the Employment Agreement (in which event the principal amount of this Note and all accrued and unpaid interest from the date hereof to the Maturity Date shall be due and payable on the Maturity Date),

(ii)	except as otherwise set forth in the Stock and Option Pledge Agreement, dated as of April 2, 2001, between the Company and Pledgor (the “Pledge Agreement”), the Borrower shall attempt to transfer any Collateral (as defined in the Pledge Agreement), or

(iii)	an Event of Default (as defined in the Pledge Agreement) shall have occurred.

     Interest. This note shall bear interest at 4.94% per annum, compounding annually and shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

     Manner of Payment. All payments of principal and interest to be made by the Borrower under this Note shall be made in U.S. Dollars, legal currency of the United States of America, in immediately available funds, to an account specified by the Company, not later than 10:00 a.m. New York time on the Maturity Date on which such payment shall become due (each such payment made after such time on the Maturity Date to be deemed to have been made on the next succeeding day). All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim whatsoever.

     Security. This Note is the Note referred to in the Pledge Agreement, a copy of which is on file with the Secretary of the Company. The Pledge Agreement contains, among other things, provisions governing the Company’s right to transfer Collateral upon the occurrence of an Event of Default.

     Recourse. Unless the Borrower resigns employment with the Company without Good Reason (as defined in the Employment Agreement) during the term of the Employment Agreement and prior to the Maturity Date, or the Borrower’s employment is terminated by the Company for Cause (as defined in the Employment Agreement) during the term of the Employment Agreement and prior to the Maturity Date, the Company’s sole recourse to repayment of this Note will be limited to the net, after-tax proceeds from the sale of Company Common Stock (as defined in the Pledge Agreement) issuable upon exercise of the Stock Option and Subsequent Options (as each such term is defined in the Pledge Agreement). If, during the term of the Employment Agreement and prior to the Maturity Date, the Borrower resigns employment with the Company without Good Reason or the Borrower’s employment is terminated by the Company for Cause, this Note will be fully recourse to the Borrower. If this Note has become fully recourse to Borrower in accordance with the foregoing and the proceeds of sale, collection or other realization of or upon the Collateral (as defined in the Pledge Agreement) are insufficient to cover the costs and expenses of such realization (subject to Pledgor’s maximum liability for attorney’s fees as set forth in Section 9(k) of the Pledge Agreement) and the payment in full of the Obligations (as defined in the Pledge Agreement), the Borrower shall remain liable for any deficiency to the extent the Borrower is obligated under this Note.

     Forgiveness. The Borrower will not be obligated to repay this Note if, during the term of the Employment Agreement, (a) there is a Change in Control of the Company (as defined in the Employment Agreement), (b) the Company completes a Qualifying Equity Financing (as defined in the Employment Agreement), (c) the Company completes a Qualifying Acquisition (as defined in the Employment Agreement), (d) the Borrower resigns employment with the Company for Good Reason or the Borrower’s employment is terminated by the Company without Cause, or (e) the Borrower becomes Permanently Disabled (as defined in the Employment Agreement) or dies (each of (a) through (e) a “Forgiveness Event”).

     Prepayment. The Borrower shall have the right to prepay at any time, and from time to time, without premium or penalty, all or any portion of the principal hereunder.

Upon such prepayment, the Borrower shall pay unpaid interest on the principal amount so prepaid accrued to the date of such prepayment.

     Waiver. To the extent permitted by applicable law and except as otherwise provided herein, the Borrower hereby waives presentment, protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. No failure on the part of the Company to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     Amendments; Successors; Assignments. This Note may not be amended except by an instrument in writing signed by each of the Borrower and the Company. This Note shall be binding upon the Borrower and inure to the benefit of the Company and their respective successors and permitted assigns. The Borrower shall not assign any of its rights or obligations under this Note without the prior written consent of the Company. The Company may at any time and from time to time assign all or any portion of its rights under this Note, and, upon the Company giving notice of such assignment to the Borrower specifying the interest hereunder being assigned and the assignee to which such interest is being assigned, each reference herein to the Company shall (solely in respect of the interest so assigned) constitute a reference to such assignee (as if such assignee were named herein) rather than the Company. The Company shall be entitled to have this Note subdivided, by exchange of this Note for promissory notes of lesser denominations or otherwise, to the extent necessary to reflect any such assignment.

     Governing Law. This Note shall be construed in accordance with, and all actions arising hereunder shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof (other than New York General Obligations Law Section 5-1401). Borrower hereby irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Note or any transaction contemplated hereby. Borrower irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Note or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

/s/ Jeffrey J. Kaplan

Jeffrey J. Kaplan

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